UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

United Security Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14549	63-0843362
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (334) 636-5424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On December 20, 2007, the Board of Directors (the “Board”) of United Security Bancshares, Inc. (the “Company”), on recommendation of the Compensation Committee of the Board (the “Committee”), approved the performance criteria pursuant to which cash bonuses will be paid to the chief executive officer, the principal financial officer, and certain other named executive officers of the Company (the “Executives”) for fiscal year 2008 under the Company’s 2008 Incentive Earnings Program (the “Program”). The Executives are eligible to receive bonuses under the Program based on a percentage of their salary if certain qualitative and quantitative individual and Company performance criteria are achieved during fiscal year 2008. These criteria also will be used to establish bonuses for certain other officers and employees of the Company.

The criteria established by the Committee and the Board for the fiscal year ending December 31, 2008, for the president/chief executive officer (Mr. R. Terry Phillips), the principal financial officer (Mr. Robert Steen), and two other named executive officers (Mr. William D. Morgan and Mr. Larry M. Sellers), which criteria differ based on whether the individual is a non-loan or a loan officer, are as follows:

President/Chief Executive Officer Criteria

1.	Return on average assets of First United Security Bank (the “Bank”).

2.	Return on average equity of the Company.

3.	Net earnings of Acceptance Loan Company, a subsidiary of the Company (excluding insurance proceeds).

4.	Charge-offs based on average loan portfolio of individual at year-end.

5.	Average past due percentage based on average loan portfolio of individual at year-end.

Non-Loan Officer Criteria (includes the Principal Financial Officer)

1.	Return on average assets of the Bank.

2.	Return on average equity of the Company.

3.	Reduction of non-interest expense of the Bank.

4.	Increase in average total deposit growth of the Bank.

5.	Increase in non-interest income of the Bank.

6.	Increase in average deposit growth at applicable bank branch.

Loan Officer Criteria

1.	Return on average assets of the Bank.

2.	Return on average equity of the Company.

3.	Increase in average deposit growth at applicable bank branch.

4.	Charge-offs based on average loan portfolio of individual at year-end.

5.	Average past due percentage based on average loan portfolio of individual at year-end.

6. Credit life insurance sales.

7. Satisfaction of statutory and regulatory banking compliance requirements.

Mr. J. Daniel Matheson, III receives a discretionary bonus payment, the amount of which is determined after year-end. Mr. Matheson’s bonus payment is not subject to the Program.

All incentive earnings under the Program are computed on a percentage of gross annual salary excluding any bonus, commissions, or incentive pay. No incentive earnings will be paid if employment is terminated prior to December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2008	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Larry M. Sellers
	Name:	Larry M. Sellers
	Title:	Vice President, Secretary, and Treasurer